Exhibit 99.1

Zymeworks Expands Commercial Team and Creates New R&D Role

•	James Priour promoted to Chief Commercial Officer, added to Zymeworks’ Executive Committee

•	John Babcook recognized as Distinguished Fellow

Vancouver, British Columbia (February 9, 2021) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced that James Priour, former Senior Vice President, Commercial, has been promoted to Chief Commercial Officer and named to the Company’s Executive Committee. The Commercial team also recently expanded its leadership with the addition of Manny Duenas as Vice President, Global Value & Access. Zymeworks also announced that John Babcook, former head of Discovery Research, will move into a newly created Distinguished Fellow role. Senior Vice President of Research Guowei Fang, Ph.D. will take on leadership of Discovery Research.

“James’ promotion to Chief Commercial Officer goes hand-in-hand with the success of our lead clinical candidate, zanidatamab, and its progression toward potential commercialization,” said Ali Tehrani, Ph.D., President and CEO at Zymeworks. “Zymeworks’ commercial organization is growing under James’ leadership and is focused on achieving rapid and broad access to our potential medicines for patients around the world who need them.”

Zymeworks is also recognizing the tremendous career accomplishments and future ambitions of John Babcook through the creation of a new position: Distinguished Fellow. In this role John will expand his efforts as a scientific liaison for Zymeworks, leveraging his wide-ranging network to identify new opportunities for the Company. John holds 14 patents and is the recipient of LifeSciences British Columbia’s Innovation and Achievement Award and the Dr. Don Rix Award for Lifetime Achievement.

“John’s illustrious career spans over 25 years and has been characterized by his commitment to making the world a better place through science,” said Tony Polverino, EVP, Early Development and Chief Scientific Officer at Zymeworks. “John has tenaciously worked on innovative approaches to identify, characterize and develop antibody-based therapies that have the potential to transform patients’ lives. His broad experience in drug discovery and development will enable him to identify early-stage scientific concepts that could lead to important therapeutic breakthroughs for patients.”

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab (ZW25), is a novel Azymetric™ bispecific antibody which has been granted Breakthrough Therapy designation by the FDA and is currently enrolling in a pivotal clinical trial for refractory HER2-amplified biliary tract cancer (HERIZON-BTC-01) as well as several Phase 2 clinical trials for HER2-expressing gastroesophageal and breast cancers. Zymeworks’ second clinical candidate, ZW49, is a novel bispecific HER2-targeting antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker and cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For additional information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Zymeworks Cautionary Note Regarding Zymeworks’ Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include statements that relate to Zymeworks’ expectations regarding the progression of zanidatamab towards potential commercialization, growth of its commercial organization, Mr. Babcook’s identification of new opportunities for Zymeworks, and other information that is not historical information. When used herein, words and phrases such as “will”, “believe”, “potential to”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions, including assumptions regarding the efficacy of zanidatamab, ZW49, and Zymeworks’ therapeutic platforms, and Zymeworks’ ability to maintain its partnership arrangements. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2020 (a copy of which may be obtained at www.sec.gov and at www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates, and beliefs. You should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance, or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events, or circumstances, or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Mary Klem

(604) 678-1388

media@zymeworks.com